Exhibit 99.1

High Roller Announces NYSE Acceptance of Plan to Regain Listing Compliance

Las Vegas, Nevada, August 22, 2025 – High Roller Technologies (“High Roller” and the “Company”) (NYSE: ROLR), operator of the award-winning, premium online casino brands High Roller and Fruta, today announced that the Company’s plan to regain compliance with NYSE American’s continued listing standards had been accepted by the NYSE American LLC.

On June 4, 2025, the Company was notified by NYSE American LLC that, due to the Company’s reporting of stockholders’ equity of approximately $2.8 million at March 31, 2024, and the Company’s reported losses from continuing operations and/or net losses in three of its four most recent fiscal years ended December 31, 2024, the Company was not in compliance with the NYSE American’s continued listing requirements.

The Company was required to submit a plan to NYSE American by July 4, 2025, addressing how it intends to regain compliance with the continued listing standards with Sections 1003(a)(i), 1003(a)(ii), and 1003(a)(iii) of the Company Guide within 18 months of the receipt of the notice, or December 4, 2026. The Company submitted a plan prior to the deadline.

On August 19, 2025, the Company received notice from NYSE American that it had accepted the Company’s plan and granted a plan period through December 4, 2026. During the plan period, the Company will be subject to periodic monitoring for compliance with the plan. If the Company does not regain compliance with NYSE American’s listing standards by December 4, 2026, or if the Company does not make progress consistent with its plan, then NYSE American may initiate delisting proceedings.

The Company's stock will continue to be listed on the NYSE American during the plan period pursuant to an extension. The Company's receipt of such notification from the NYSE American does not affect the Company's business, operations, or reporting requirements with the U.S. Securities and Exchange Commission.

The Company can provide no assurances that it will be able to make progress with respect to its plan that NYSE American will determine to be satisfactory, that it will regain compliance with Section 1003(a)(ii) of the Company Guide on or before the expiration of the plan period, or that developments and events occurring subsequent to the Company's formulation of the plan or its acceptance by the NYSE American will not adversely affect the Company's ability to make sufficient progress and/or regain compliance with Section 1003(a)(ii) of the Company Guide on or before the expiration of the plan period or result in the Company's failure to be in compliance with other NYSE American continued listing standards.

About High Roller Technologies, Inc.

High Roller Technologies, Inc. is a leading global online gaming operator known for its innovative casino brands, High Roller and Fruta, listed under the ticker ROLR on the NYSE. The Company delivers a cutting-edge real-money online casino platform that is intuitive and user-friendly. With a diverse portfolio of over 5,600 premium games from more than 90 leading game providers, High Roller Technologies serves a global customer base, offering an immersive and engaging gaming experience in the rapidly expanding multi-billion iGaming industry. The online casino features enhanced search engine optimization, machine learning, seamless direct API integrations, faster load times, and superior scalability.

As an award-winning operator, High Roller Technologies continues to redefine the future of online gaming through innovation, performance, and a commitment to excellence. For more information, please visit the High Roller Technologies, Inc. investor relations website, X, Facebook, and LinkedIn pages.

Forward Looking Statements

Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include such factors as discussed throughout Part I, Item 1A. Risk Factors and Part II, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations of our Annual Report on Form 10-K for the year ended December 31, 2024 and throughout Part I, Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations and in Part II, Item 1A. Risk Factors of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contact

ir@highroller.com

800-460-1039